Exhibit 99.1

BIODEL REPORTS FIRST QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS

Conference Call and Audio Webcast Will be Held Today, February 12th, at 5:00 p.m. ET

DANBURY, Conn., February 12, 2013 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the first fiscal quarter ended December 31, 2012.

Highlights since first fiscal quarter:

•

Reported positive top line data from Phase 1 clinical trial of two Humalog®-based ultra-rapid-acting formulations, BIOD-238 and BIOD-250.

•

Phase 2 clinical trial of BIOD-123, an ultra-rapid-acting formulation of recombinant human insulin (RHI), enrolling according to schedule; top line data expected in the third calendar quarter of 2013.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “We are pleased to have demonstrated that we can produce an insulin analog-based formulation with an ultra-rapid-acting absorption profile similar to what we’ve observed with our RHI-based formulations. Equally important is replicating our achievement of improved absorption in a formulation with injection site tolerability similar to that of Humalog®. Demonstrating the broad utility of our technology across a number of different insulin molecules has expanded our strategic options as we look ahead to the Phase 2 data for BIOD-123.”

First Quarter Financial Results

Biodel reported a net loss for the three months ended December 31, 2012 of $3.7 million, or $0.26 per share, compared to a net loss of $4.5 million, or $0.47 per share, for the same period in the prior year.

Research and development expenses, net of $196 thousand of grant revenue, were $4.5 million for the three months ended December 31, 2012, compared to $2.4 million for the same period in the prior year. The increase in research and development expenses was primarily attributable to ongoing clinical trials.

General and administrative expenses were $1.4 million for the three months ended December 31, 2012, compared to $2.0 million for the same period in the prior year. The decrease in general and administrative expenses was primarily attributable to a decrease in stock based compensation expense.

Expenses for the three months ended December 31, 2012 and 2011 included costs of $0.5 million and $0.8 million, respectively, in stock-based compensation expense related to options granted to employees and non-employee directors. In addition, the results for the three months ended December 31, 2012 and 2011 included a decrease of $2.2 million and an increase of $0.1 million, respectively, in the fair value of the company’s common stock warrant liability.

Aside from research and development grants in 2012, Biodel did not recognize any revenue during the three months ended December 31, 2012 or 2011.

At December 31, 2012, Biodel had cash and cash equivalents of $34.3 million and 14.2 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on February 12, 2013 beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (855) 859-2056 (US) or (404) 537-3406 (International) and entering conference ID number 97322985.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes and our liquid glucagon formulation that is intended to treat patients experiencing severe hypoglycemia; our ability to successfully complete a Phase 2 clinical trial of a proprietary insulin formulation in a timely manner, and the outcome of that trial; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a liquid formulation of glucagon; the success of our formulation development work with insulin analog-based formulations of a proprietary injectable insulin and a liquid formulation of glucagon; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-K for the year ended September 30, 2012.  The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2012	2012
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$39,050	$34,278
Restricted cash	60	60
Taxes receivable	34	34
Grant receivable	88	284
Other receivables	9	—
Prepaid and other assets	295	1,116

Total current assets	39,536	35,772
Property and equipment, net	1,552	1,473
Intellectual property, net	46	45

Total assets	$41,134	$37,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$285	$1,129
Accrued expenses:
Clinical trial expenses	488	2,158
Payroll and related	1,248	499
Accounting and legal fees	244	230
Severance	141	—
Other	273	173
Income taxes payable	101	93

Total current liabilities	2,780	4,282

Common stock warrant liability	7,338	5,110

Total liabilities	10,118	9,392
Commitments
Stockholders’ equity:
Convertible Preferred stock, $.01 par value; 50,000,000 shares authorized, 5,419,551 issued and outstanding	54	54
Common stock, $.01 par value; 62,500,000 shares authorized; 14,174,545 and 14,177,220 issued and outstanding	142	142
Additional paid-in capital	226,913	227,464
Deficit accumulated during the development stage	(196,093)	(199,762)

Total stockholders’ equity	31,016	27,898

Total liabilities and stockholders’ equity	$41,134	$37,290

Biodel Inc.
(A Development Stage Company)

Consolidated Condensed Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

			December 3,
			2003
	Three Months Ended		(inception) to
	December 31,		December 31,
	2011	2012	2012
Revenue	$—	$—	$—

Operating expenses:
Research and development	2,353	4,735	147,435
Government grant	—	(196)	(284)
General and administrative	2,020	1,370	65,132

Total operating expenses	4,373	5,909	212,283
Other (income) and expense:
Interest and other income	(24)	(16)	(5,662)
Interest expense	—	—	78
Adjustment to fair value of common stock warrant liability	145	(2,228)	(12,075)
Loss on settlement of debt	—	—	627

Loss before tax provision (benefit)	(4,494)	(3,655)	(195,251)
Tax provision (benefit)	7	4	(549)

Net loss	(4,501)	(3,669)	(194,702)
Charge for accretion of beneficial conversion rights	—	—	(603)
Deemed dividend — warrants	—	—	(4,457)

Net loss applicable to common stockholders	$(4,501)	(3,669)	$(199,762)

Net loss per share — basic and diluted	$(0.47)	(0.26)

Weighted average shares outstanding — basic and diluted	9,673,529	14,176,057

BIOD-G

CONTACT: Seth D. Lewis, +1-646-378-2952

SOURCE Biodel Inc.

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